As filed with the Securities and Exchange Commission on March 17, 2021

Registration No. 333-212639

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 9

to

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STRATEGIC STORAGE TRUST IV, INC.

(SST IV Merger Sub, LLC as successor by merger to Strategic Storage Trust IV, Inc.)

(Exact Name of Registrant as Specified in Its Governing Instruments)

c/o SmartStop Self Storage REIT, Inc.

10 Terrace Road

Ladera Ranch, California 92694

(877) 327-3485

(Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices)

c/o SmartStop Self Storage REIT, Inc.

Nicholas M. Look

General Counsel and Secretary

10 Terrace Road

Ladera Ranch, California 92694

(877) 327-3485

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael K. Rafter, Esq.

Erin Reeves McGinnis, Esq.

NELSON MULLINS RILEY & SCARBOROUGH LLP

201 17th Street NW

Suite 1700

Atlanta, Georgia 30363

(404) 322-6000

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment removes from registration the securities that were not sold pursuant to this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 9 (this “Post-Effective Amendment”) relates to the Registration Statement of Strategic Storage Trust IV, Inc. (the “Registrant”) on Form S-11 (File No. 333-212639) (as amended and supplemented, the “Registration Statement”), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 22, 2016.

The Registrant’s public offering terminated on September 11, 2020. In accordance with an undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of its securities registered but unsold under the Registration Statement as of the date of this Post-Effective Amendment. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 9 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ladera Ranch, State of California, on the 17th day of March, 2021.

SST IV MERGER SUB, LLC, as successor by merger to Strategic Storage Trust IV, Inc.

By: SMARTSTOP SELF STORAGE REIT, INC., its Manager

By:	/s/ James R. Barry
James R. Barry Chief Financial Officer & Treasurer